                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): August 26, 1994

                            ------------------------

                            FIRST BRANDS CORPORATION
             (Exact name of registrant as specified in its charter)

                            ------------------------

                        Delaware                                                 06-1171404
                (State of Organization)                             (I.R.S. Employer Identification No.)

                            83 Wooster Heights Road
                          Building 301, P. O. Box 1911
                             Danbury, CT 06813-1911
                    (Address of principal executive offices)
       Registrant's telephone number, including area code: (203) 731-2300

Item 2 Acquisition or Disposition of Assets

     On August 26, 1994, First Brands Corporation (the Company) sold its antifreeze and car care products businesses (excluding STP and SIMONIZ) (the Business) in an asset sale to Prestone Products Corporation (Prestone), a company organized and indirectly controlled by Vestar Equity Partners L.P., a private investment firm. The selling price was $142,000,000 in cash and a $13,000,000 subordinated debenture maturing in 2003, the fair market value of which has been estimated at $9,000,000. The debenture carries a cash pay rate of 7 1/2% or an optional compound deferred rate of 10%. As part of the transaction, the Company will reimburse Prestone approximately $29,000,000, which represents the proportional interest previously sold in Prestone's accounts receivable under the Company's securitization program. The consideration received in the sale was negotiated and is believed to be a fair value for the Business. The Company is in the process of finalizing its calculation of the gain on sale. Registrant expects to retain the net proceeds from the sale of the Business for:
1) reduction of debt; 2) the repurchase of 1,500,000 shares of the Company's common stock; and 3) for future acquisitions and other general corporate purposes.

     The assets sold were all of the assets directly used in the Business included trademarks, receivables, inventory and the fixed assets at three antifreeze manufacturing facilities. Liabilities directly involved with the Business were also assumed.

     The Company will provide to Prestone, certain administrative and accounting services at cost for up to one year, and will supply certain manufactured car care products at cost for two years. Prestone will provide to the Company certain automotive laboratory services at cost for up to 2 years. The Company will also act as Prestone's distributor outside of North America for compensation believed to be competitive.

Item 7 Financial Statements and Exhibits

A. Not Applicable

B. Proforma Financial Information

     The accompanying unaudited condensed consolidated proforma statement of income is presented as if the sale of the Business had occurred on June 30, 1993. The accompanying unaudited condensed proforma balance sheet is presented as if the sale occurred June 30, 1994. The proforma financial statements have been prepared for informational purposes only and do not purport to be indicative of what would actually have occurred had the sale of the Business occurred at the beginning of the fiscal year ended June 30, 1994.

                                                                      June 30, 1994       Proforma       June 30, 1994
                                                                       Historical      Adjustments(1)      Proforma
                                                                      -------------    --------------    -------------

Net Sales                                                              $ 1,086,320        ($190,573)       $ 895,747
Cost of Goods Sold                                                         665,896        (137,604)          528,292
Selling General & Admin                                                    269,181         (24,180)(2)       245,001
Amortization and other Depreciation                                         20,768          (3,390)           17,378
Interest, discount and other expenses                                       26,740          (6,410)(3)        20,330
Provision for Income Taxes                                                  43,569          (7,975)           35,594
Net Income                                                             $    60,166         (11,014)        $  49,152
                                                                      -------------    --------------    -------------
                                                                      -------------    --------------    -------------
Earnings Per Share                                                     $      2.71              --         $    2.22

                            FIRST BRANDS CORPORATION
                 PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1994
                             (Amounts in thousands)
                                  (Unaudited)

                                                                      June 30, 1994       Proforma       June 30, 1994
                                                                       Historical      Adjustments(1)      Proforma
                                                                      -------------    --------------    -------------

Cash...............................................................    $    13,384        $     --         $  13,384
Accounts and Notes Receivable......................................         89,769          10,785(5)         78,984
Inventory..........................................................        155,737          29,592           126,145
Deferred Tax Asset.................................................         26,239              --            26,239
Prepaid Expenses...................................................          5,756             134             5,622
                                                                      -------------    --------------    -------------
     Total Current Assets..........................................        290,885          40,511           250,374
Property, Plant & Equip., Net......................................        266,357          22,246           244,111
Intangibles, Net...................................................        256,743          52,290           204,453
                                                                      -------------    --------------    -------------
          Total Assets.............................................    $   813,985        $115,047         $ 698,938
                                                                      -------------    --------------    -------------
                                                                      -------------    --------------    -------------
Accounts and Notes Payable.........................................    $    60,510        $(17,878)(6)     $  78,388
Accrued Liabilities................................................        177,393          18,193           159,200
Current Portion -- Long Term Debt..................................            204              --               204
          Total Current Liabilities................................        238,107             315           237,792
Long Term Debt.....................................................        153,430         142,000(7)         11,430
Other Long Term Obligations........................................         61,718           2,000            59,718
                                                                      -------------    --------------    -------------
          Total Liabilities........................................        453,255         144,315           308,940
                                                                      -------------    --------------    -------------
          Net Assets...............................................        360,730         (29,268)          389,998
          Total Liabilities & Net Assets...........................    $   813,985        $115,047         $ 698,938
                                                                      -------------    --------------    -------------
                                                                      -------------    --------------    -------------

         NOTES TO PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1-Description of Transaction

     On August 26, 1994, the Company sold its antifreeze and car care products (excluding STP and SIMONIZ) businesses to Prestone Products Corporation for $142,000,000 in cash and a $13,000,000 subordinated debenture maturing in 2003. The debenture carries a cash pay rate of 7 1/2% or an optional compound deferred rate of 10%. For financial statement purposes the note is valued at $9,000,000 due to the nominal interest rates being below market for the type of note received.

NOTE 2-Basis of Presentation

     The proforma condensed consolidated financial statements represent the results of operations for the year ended June 30, 1994 and the balance sheet at June 30, 1994, after giving effect to certain proforma adjustments related to the sale of the Business as if it had occurred June 30, 1993, for the statement of income and June 30, 1994, for the balance sheet.

NOTE 3-Proforma Adjustments

     The proforma adjustments related to the sale of the Business:

          (1) Elimination of results of operations of the Business for the year ended June 30, 1994.

          (2) Net of a $3,000,000 portion of overhead expense previously allocated to the Business which is expected to continue.

          (3) Elimination of interest expense of $6,410,000 reflecting the reduction of debt from the net sale proceeds, calculated based on the ratio of the net assets sold to the sum of total net assets plus consolidated debt of the Company.

          (4) Elimination of Balance Sheet assets sold to, and liabilities assumed by, Prestone.

          (5) Elimination of $19,785,000 of Prestone receivables offset by debenture received from Prestone valued at $9,000,000.

          (6) Elimination   of  Prestone  payables   of  $10,912,000  offset  by
              $28,790,000 obligation to reimburse Prestone for proportional interest in accounts receivable previously sold.

          (7) Reduction of long-term debt from cash proceeds received.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned there unto duly authorized.

                                          FIRST BRANDS CORPORATION

DATE: September 12, 1994

                                          By:  .................................
                                            Donald A. DeSantis
                                            Senior Vice President and
                                            Chief Financial Officer

C. EXHIBIT INDEX

Exhibit
Number                                            Description of Exhibit
- - ------                                            ----------------------

   2     (a)* -- Purchase and Sale Agreement, dated as of June 30, 1994, between the Registrant and Vestar/Freeze
                 Holdings Corporation and Vestar Equity Partners, L.P., relating to the sale by the Registrant of its  businesses of developing, manufacturing,  marketing, selling and/or distributing automotive antifreeze, cooling system  service tools,  cooling system  chemicals for  cleaning and  sealing leaks  in  automotive cooling  systems, ice  fighting products,  Prestone brake  fluid products,
                 Prestone power steering fluid products, and Prestone transmission stop-leak fluid products,  and antifreeze recycling business.
         (b)* -- Amendment No. 1 thereto, dated as of August 25, 1994.

- - ------------

* Filed herewith